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                                                                    Exhibit 10.5

         AMENDMENT No. 2, dated as of August 21, 2002 (this "Amendment"), to the Loan and Security Agreement, dated as of October 29, 2001 (as heretofore or hereafter amended, supplemented and otherwise modified, the "Agreement"), among Woodworkers Warehouse, Inc. (the "Borrower"), the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders") and Bank of America, N.A. as agent for the Lenders (in its capacity as agent, the "Agent").


                              W I T N E S S E T H :

         WHEREAS, the Borrower, the Agent and the Lenders are parties to the Agreement;

         WHEREAS, the Borrower has requested that the Lenders modify certain provisions of the Agreement and the Lenders are willing to do so on the terms and conditions as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the respective meanings ascribed thereto in the Agreement.

         2. Amendments to the Agreement. The Agreement is hereby amended as follows:

                           (a) Section 1 of the Agreement is hereby amended by deleting the definition of "Additional Availability Amount" and replacing it with the following definition:

                           "Additional Availability Amount" means, for the Availability Increase Period specified, (a) $3,000,000 from the Effective Date through and including the date which is the 60th day after the Effective Date, (b) $2,500,000 during the period from the date which is the 61st day after the Effective Date through and including the date which is the 90th day after the Effective Date, (c) $2,000,000 from the 91st day after the Effective Date through and including July 31, 2002; provided, however, that the Additional Availability Amount shall be reduced by $166,667 each month end commencing February 28, 2002 through and including July 31, 2002 and (d) $1,167,000 from August 1, 2002 through and including the Stated Termination Date; provided however, that the Additional Availability Amount shall be reduced by $233,000 each month end commencing on October 31, 2002 until the Additional Availability Amount is zero.
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                           (b) Section 1 of the Agreement is hereby amended by
                           deleting clause (ii) of the definition of "Applicable Margin" and replacing it with the following clause:

                           "(ii) with respect to Additional Availability Reference Rate Loans, four percent (4.00%) and"

                           (c) Section 1 of the Agreement is hereby amended by deleting the definition of "Availability Increase Period" and replacing it with the following definition:

                           "Availability Increase Period" means each of the following periods (a) the Effective Date through and including the date which is the 60th day after the Effective Date, (b) the date which is the 61st day after the Effective Date through and including the date which is the 90th day after the Effective Date,
                           (c) the date which is the 91st day after the Effective Date through and including July 31, 2002, and (d) August 1, 2002 through and including the Stated Termination Date. The foregoing periods may be respectively referred to herein as the first, second, third and final Availability Increase Periods.


                           (d) Section 1 of the Agreement is hereby amended by deleting clause (ii) in the definition of "Borrowing Base" and replacing it with the following clause:

                           "(ii) from April 1, 2002 through and including the Stated Termination Date, the sum of (a) the lesser of
                           (x) sixty-five percent (65%) of the value, at the lower of cost (on a weighted average cost basis) or market, of all Eligible Inventory or (y) eighty-five percent (85%) of the Net Recovery Percentage for Inventory multiplied by the Value of Eligible Inventory, plus (b) eighty-five percent (85%) of the Net Amount of Eligible Accounts, plus (c) until December 31, 2002 and so long as the Borrower is the fee owner of the Seabrook Premises, the sum equal to the lesser of (x) $600,000 through October 31, 2002, and $500,000 from November 1, 2002 through December 31, 2002 or (y) the amount equal to 75% of the fair market value of such property as determined in such appraisal, plus (d) without duplication, 50% of the undrawn face amount of Letters of Credit issued or caused to be issued by the Agent for the account of the Borrower for the purchase of goods which will become Eligible Inventory.


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                           (e) Section 4.3 of the Agreement is hereby deleted
                           and replaced with the following:

                           "4.3 Mandatory Prepayments. Upon the date of sale of the Seabrook Premises, Borrower shall prepay any outstanding Loans against the Seabrook Premises.

                           (f) Section 10.26 of the Agreement is hereby deleted and replaced with the following:

                           "10.26 Seabrook Proceeds. Borrower shall be permitted to, upon the date of sale of the Seabrook Premises, retain any excess proceeds from such sale for working capital purposes only."

         3. Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants as follows, with the same effect as if such representations and warranties were set forth in the
Agreement:

                  (1) The Borrower has the power and authority to enter into this Amendment and has taken all corporate action required to authorize the Borrower's execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by the Borrower, and the Agreement, as amended hereby, constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. The execution, delivery, and performance of this Amendment and the Agreement, as amended hereby, by the Borrower will not violate its certificate of incorporation or by-laws or any material agreement or legal requirement binding on the Borrower.

                  (ii) On the date hereof and after giving effect to the terms of this Amendment, (A) the Agreement and the other Loan Documents are in full force and effect and constitute binding obligations, enforceable against the Borrower in accordance with their respective terms; (B) no Default or Event of Default has occurred and is continuing; and (C) the Borrower has no defense to or setoff, counterclaim or claim against payment of the Obligations and enforcement of the Loan Documents based upon a fact or circumstance existing or occurring on or prior to the date hereof.


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         4. Limited Effect. Except as expressly amended hereby, all of the covenants, representations and warranties (including, without limitation, those found in Section 9.1), and provisions of the Agreement are and shall continue to be in full force and effect. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import and each reference in the other Loan Documents to the Agreement shall mean and be a reference to the Agreement as amended hereby.

         5. Conditions of Effectiveness. This Amendment shall become effective when and only when this Amendment shall be executed and delivered by the Borrower and each Lender.

         6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

         7. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which shall be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

         8. Amendment. No modification or waiver of any provision of this Amendment, or any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9. Additional Availability Amount Request. Upon execution of this Amendment, Borrower requests that Lender fully funds the Additional Availability Amount to Borrower in accordance with this Amendment and the Agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                          "BORROWER"

                          Woodworkers Warehouse, Inc.

                          By:/s/ Rick C. Welker
                             ---------------------
                              Name: Rick Welker
                              Title: Vice President and Chief Financial Officer

                          "AGENT"

                          Bank of America, N.A.
                            as the Agent

                          By:/s/ William J. Wilson
                             ---------------------
                              Name: William J. Wilson
                              Title: Vice President

                          "LENDERS"

                          Bank of America, N.A.
                            as a Lender

                          By:/s/ William J. Wilson
                             ---------------------
                              Name: William J. Wilson
                              Title: Vice President

                          Foothill Capital Corporation

                          By:/s/ Juan Barrera
                             ---------------------
                              Name: Juan Barrera
                              Title: Assistant Vice President

                          Transamerica Business Capital Corporation

                          By:/s/ Perry Vavoules
                             ---------------------
                              Name: Perry Vavoules
                              Title: Executive Vice President


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